                                                                     EXHIBIT 4.8



                                  $90,000,000


                            ACT Manufacturing, Inc.


             7% Convertible Subordinated Notes due April 15, 2007


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


                                                                  April 12, 2000


CREDIT SUISSE FIRST BOSTON CORPORATION,
SALOMON SMITH BARNEY INC,
CHASE SECURITIES INC.,
SG COWEN SECURITIES CORPORATION
     c/o Credit Suisse First Boston Corporation
       Eleven Madison Avenue
         New York, New York 10010-3629


Dear Sirs:


     ACT Manufacturing, Inc., a Massachusetts corporation (the "Company"), proposes to issue and sell to Credit Suisse First Boston Corporation ("CSFBC"), Salomon Smith Barney Inc, Chase Securities Inc. and SG Cowen Securities Corporation (collectively, the "Initial Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), $90,000,000 aggregate principal amount (plus up to an additional $10,000,000 principal amount at the option of the Initial Purchasers) of 7% Convertible Subordinated Notes due April 15, 2007 of the Company (the "Notes"). The Notes will be convertible into shares of common stock, par value $.01 per share ("Common Stock"), of the Company at the conversion price set forth in the Offering Circular dated April 12, 2000. The Notes will be issued pursuant to an Indenture, dated as of April 18, 2000 (the "Indenture"), between the Company and State Street Bank and Trust Company (the "Trustee"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company agrees with the Initial Purchasers, (i) for the benefit of the Initial Purchasers and
(ii) for the benefit of the holders of the Notes and the Common Stock issuable upon conversion of the Notes (collectively, the "Securities") from time to time until such time as such Securities have been sold pursuant to a Shelf Registration Statement (as defined below) (each of the foregoing a "Holder" and together the "Holders"), as follows:

     1. Shelf Registration. The Company shall take the following actions:
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          (a)  The Company shall use its reasonable best efforts to prepare, at its cost, and, as promptly as practicable, but in no event later than 120 days after the first date of original issuance of the Notes, file with the Securities and Exchange Commission (the "Commission") and thereafter shall use its reasonable best efforts to cause to be declared effective as soon as practicable, but in no event later than 180 days after the first date of original issuance of the Notes, a registration statement on an appropriate form (such registration statement including the prospectus contained therein and any and all materials incorporated by reference therein being referred to herein as the "Shelf Registration Statement") covering the offer and sale of the Transfer Restricted Securities (as defined in Section 5 hereof by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") (hereinafter, the "Shelf Registration"); provided, however, that no Holder shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

          (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective, in order to permit the prospectus included therein (such prospectus including all materials incorporated by reference therein being referred to herein as the "Prospectus") to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the date of its effectiveness or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in such Securities not being subject to transfer restrictions under the Securities Act and the absence of a need for a restrictive legend regarding registration under the Securities Act or
(ii) may be sold pursuant to Rule 144(k) under the Securities Act (or any successor rule therefor) (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (A) such action is required by applicable law or (B) upon the occurrence of any event or circumstance contemplated by Section 2(b)(v) below, such action is taken by the Board of Directors of the Company after determining in good faith that such action is in the best interests of the Company and its stockholders and the Company thereafter complies with the requirements of Section 2(h).

          (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, to (i) comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

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     2.   Registration Procedures.  In connection with the Shelf Registration contemplated by Section 1 hereof the following provisions shall apply:

          (a) The Company shall (1) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each amendment or supplement, if any, to the Prospectus and shall reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose, and (11) include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders.

          (b) The Company shall give written notice to the Initial Purchasers and the Holders (which notice pursuant to clauses (ii) through (v) shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made (a "Suspension Notice")):

               (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

               (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceeding for that purpose;

               (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) of the occurrence of any event or circumstance that would require the Company to make changes to the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

          (c) The Company shall use its best efforts to obtain the withdrawal, at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

          (d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and

                                      -3-
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schedules and, if the Holder so requests, all exhibits thereto (including those, if any, incorporated by reference).

          (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto.

          (f) Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of such Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any such Holder reasonably requests and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

          (g) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement.

          (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the period for which the Company is required hereunder to maintain an effective Shelf Registration Statement, the Company shall as promptly as practicable prepare and file a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document and as promptly as practicable thereafter deliver to the Holders or purchasers of Securities, the Prospectus as so amended or supplemented. If the Company provides the Initial Purchasers and the Holders with a Suspension Notice in accordance with Section 2(b) above, then
(i) the Initial Purchasers and the Holders shall forthwith suspend use of such Prospectus until such time as (x) they receive copies of the supplemented or amended Prospectus contemplated hereby or (y) they arc advised in writing (the "Advice") by the Company that use of the Prospectus may be resumed and (ii) if any Securities are then held by Affiliates (as defined in the Securities Act) of the Company, the period of effectiveness of the Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of giving of such Suspension Notice to and including the date when the Initial Purchasers and the Holders shall have received such amended or supplemented Prospectus pursuant to this Section 2(h) or the Advice, as the case may be (such period of suspension of use of the Prospectus as determined in accordance with this

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sentence being referred to herein as the "Suspension Period"). Notwithstanding any other provisions of this Agreement to the contrary, with respect to Suspension Notices provided by the Company pursuant to Section 2(b)(v), a Suspension Period shall in no event exceed 60 days and in no event shall one or more Suspension Periods exceed 90 days in the aggregate during any twelve month period.

          (i) Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Notes covered by the Shelf Registration Statement, and provide the Trustee with printed certificates for such Notes, in form eligible for deposit with The Depository Trust Company.

          (j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its securityholders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

          (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

          (l) The Company shall use its best efforts to cause (i) the Securities to be listed on each national securities exchange, if any, on which similar securities issued by the Company are then listed, or (ii) if similar securities of the Company are not then listed, the Common Stock to be acquired upon conversion of the Notes to be authorized for quotation on the Nasdaq Stock Market.

          (m) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all other actions, if any, as any Holder shall reasonably request in order to facilitate the disposition of the Securities pursuant to the Shelf Registration Statement.

          (n) The Company shall (i) make available for inspection by the Holders of the Securities, any underwriter participating in any distribution pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf

                                      -5-
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Registration Statement, in each case, as shall be necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

          (o) The Company, if requested by any Holder of Securities covered by the Shelf Registration Statement, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities and the Shelf Registration in customary form addressed to such Holders, and the managing underwriters, if any, thereof, and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement, (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities or counsel for the Holders, and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings.

          (p) The Company shall use its best efforts to take all other steps necessary to effect the registration of the Securities covered by the Shelf Registration Statement contemplated hereby.

     3. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 and 2 hereof whether or not the Shelf Registration Statement is filed or becomes effective, and shall bear or reimburse the Holders of the Securities covered by the Shelf Registration for the reasonable fees and disbursements of one firm of counsel which firm shall be Goodwin, Procter & Hoar LLP, unless another firm shall have been designated by the Holders of a majority in principal amount of the Securities covered by the Shelf Registration Statement (provided that Holders of Common Stock issued upon the conversion of the Notes shall be deemed to be Holders of the aggregate principal amount of Notes from which such Common Stock was converted) to act as counsel for the Holders in connection therewith.

     4.   Indemnification.

          (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act (each Holder and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party becomes subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case

                                      -6-
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of any prospectus, in the light of the circumstances under which they were made)
not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein.

     The Company shall also indemnify any underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act to the same extent as provided above with respect to the indemnification of the Holders.

          (b) Each Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein. Notwithstanding any other provisions of this Agreement, the liability of each Holder under this
Section 4(b) shall not exceed the net proceeds received by such Holder from the sale of the Securities pursuant to the Shelf Registration Statement.

          (c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof The failure of an indemnified party to notify the indemnifying party with respect to a particular proceeding shall not relieve the indemnifying party from any obligation or liability (i) which it may have pursuant to this Agreement except to the extent that the indemnifying party is prejudiced by such failure to so notify it or
(ii) which it may have otherwise than pursuant to this Agreement. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party fails promptly to assume the

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defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party, or (iii) (A) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or an Affiliate of such indemnified party and any indemnifying party or an Affiliate of such indemnifying party, (B) there may be one or more defenses available to such indemnified party or any Affiliate of such indemnified party that are different from or additional to those available to any indemnifying party or any Affiliate of any indemnifying party and (C) such indemnified party shall have been advised by such counsel that there may exist a conflict of interest between or among such indemnified party or any Affiliate of such indemnified party and such indemnifying party or any Affiliate of such indemnifying party. In any such case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel of its choice at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of counsel (together with appropriate local counsel) at any time for such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of each indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding with no payment by such indemnified party of consideration in connection with such settlement.

          (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above, as the case may be, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in paragraph (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this paragraph (d). Notwithstanding any other provision of this Section 4(d), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act shall have the same rights to contribution as the Company.

          (e) The obligations of the Company under this Section 4 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Holder within the meaning of the Securities Act; and the obligations of the Holders under this Section 4 shall be in addition to any liability which the respective Holders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act.

          (f) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     5.   Additional Interest Under Certain Circumstances.

          (a) Additional interest (the "Additional Interest") with respect to the Notes shall be assessed as follows if any of the following events occurs (each such event in clauses (i) through (iii) below being referred to herein as a "Registration Default"):

               (i) if on or prior to the 120th day after the first date of original issuance of the Notes, the Shelf Registration Statement has not been filed with the Commission;

               (ii) if on or prior to the 180th day after the first date of original issuance of the Notes, the Shelf Registration Statement has not been declared effective by the Commission; or

               (iii) if after the Shelf Registration Statement has been declared effective (A) the Shelf Registration Statement thereafter ceases to be effective; or (B) the Shelf Registration Statement or the Prospectus ceases to be usable in connection with resales of Transfer Restricted Securities (as defined below) during the periods specified herein because either (1) any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) it shall otherwise be necessary to amend such Shelf Registration Statement or supplement the Prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

     Additional Interest shall accrue on the Notes over and above the interest rate set forth in the title of the Notes from and including the date on which any such Registration Default shall occur, to but excluding the date on which such Registration Default has been cured, at a rate of 0.50% per annum.

          (b) A Registration Default referred to in Section 5(a)(iii)(B) shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the Prospectus if (i) such Registration Default has occurred solely as a result of (A) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the Prospectus or (B) any event or circumstance contemplated by Section 2(b)(v) with respect to which the Board of Directors of the Company has determined in good faith to deliver a Suspension Notice to the Holders and (ii) in the case of clause (1)(B) above, the Company is proceeding in good faith to amend or supplement the Shelf Registration Statement and Prospectus to describe such event or circumstance as required by paragraph 2(h) hereof, provided, however, that in any case if (x) the Suspension Period with respect to any such Registration Default exceeds 60 days or (y) the Suspension Period(s) with respect to one or more of such Registration Defaults exceed 90 days in the aggregate during any twelve month period, then Additional Interest shall be payable in accordance with the above paragraph from and including the date on which any such Registration Default shall occur, to but excluding the date on which such Registration Default has been cured.

          (c) Any amounts of Additional Interest due pursuant to paragraphs (a) and (b) of this Section 5 will be payable in cash on the regular interest payment dates with respect to the Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360. The indebtedness represented by the Additional Interest shall be subordinated in right of payment to all existing and future Senior Indebtedness (as defined in the Indenture) as and to the same extent as the Notes.

          (d) "Transfer Restricted Securities" means each Security until (i) the date on which the resale of such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

     6. Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of such Holder's Transfer Restricted Securities pursuant to Rules 144 and 144A under the Securities Act. The Company covenants that it will take such further action as any Holder of Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitations of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

     7. Underwritten Registrations. If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering (provided that Holders of Common Stock issued upon conversion of Notes shall not be deemed Holders of Common Stock, but shall be deemed to be Holders of the aggregate principal amount of Notes from which such Common Stock was converted).

     No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     8.   Miscellaneous.

          (a)  Amendments and Waivers.  The provisions of this Agreement may not
               ----------------------
be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities (provided that Holders of Common Stock issued upon conversion of Notes shall not be deemed Holders of Common Stock, but shall be deemed to be Holders of the aggregate principal amount of Notes from which such Common Stock was converted) affected by such amendment, modification, supplement, waiver or consents.

          (b)  Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

               (i) if to a Holder, at the most current address given by such Holder to the Company;

               (ii)   if to the Initial Purchasers:


                      c/o Credit Suisse First Boston Corporation Eleven Madison Avenue
                      New York, NY 10010-3629
                      Fax No.: (212) 325-8278
                      Attention: Transactions Advisory Group

               with a copy to:

                      Goodwin, Procter & Hoar LLP
                      Exchange Place
                      Boston, MA 02109
                      Fax No.: (617) 523-1231
                      Attention: David F. Dietz, P.C.
                                 Andrew F. Viles, Esq.

               (iii)  if to the Company:

                      ACT Manufacturing, Inc.
                      2 Cabot Road
                      Hudson, MA 01749
                      Fax No.: (978) 567-4099
                      Attention:  Chief Financial Officer

               with a copy to:

                      Testa, Hurwitz and Thibeault, LLP
                      125 High Street
                      Boston, MA 021 1 0
                      Fax No.: (617) 248-7100
                      Attention: John A. Meltaus, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

          (c)  No Inconsistent Agreements.  The Company has not, as of the date
               --------------------------
hereof, entered into, nor shall it, on or after the date hereof, without the prior consent of CSFBC, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          (d)  Successors and Assigns.  This Agreement shall be binding upon the
               ----------------------
Company and its successors and assigns.

          (e)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f)  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (g)  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
               -------------
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     By the execution and delivery of this Agreement, the Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          (h)  Severability.  If any one or more of the provisions contained
               ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (i)  Securities Held by the Company.  Whenever the consent or approval
               ------------------------------
of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its Affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                 [Remainder of Page Intentionally Left Blank]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers and the Company in accordance with its terms.

                                     Very truly yours,

                                     ACT Manufacturing, Inc.

                                     By: /s/ John A. Pino
                                         ------------------------------
                                         Name: John A. Pino
                                         Title: President and Chairman

The foregoing Registration Rights
Agreement is hereby confirmed and
accepted as of the date first above
written.


CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC
CHASE SECURITIES INC.
SG COWEN SECURITIES CORPORATION

By: Credit Suisse First Boston Corporation


By: /s/ Joseph D. Fashano
    ---------------------------
Name:  Joseph D. Fashano
Title: Director